Exhibit 99.1

MeadWestvaco Corporation
Global Headquarters
501 South 5th Street
Richmond, VA 23219-0501

www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations
Tucker McNeil tel: +1 804.444.6397 mediainquiries@mwv.com	Jason Thompson tel: +1 804.444.2556

MWV Announces Completion of the Sale of U.S. Forestlands to Plum Creek and the Establishment of a Partnership for its South Carolina Real Estate Assets

RICHMOND, Va., Dec. 6, 2013—MeadWestvaco Corporation (NYSE: MWV) today announced completion of the previously announced agreement with Plum Creek Timber Company Inc. (NYSE: PCL) whereby Plum Creek has acquired all of MWV’s U.S. forestlands (501,000 acres) and has invested in a newly formed partnership comprised of MWV’s development properties in the Charleston, South Carolina, region (109,000 acres). The total consideration of the transaction was approximately $1.1 billion, and consists of $220 million in cash and $860 million in the form of a ten-year installment note that MWV expects to monetize within the next few weeks. The aggregate value of the transaction, including both parties’ investments in the partnership, was approximately $1.5 billion.

MWV expects to receive net proceeds of approximately $950 million in cash following the monetization of the installment note, of which the company expects to return $665 million to shareholders. The company will determine the optimal form of shareholder returns in January 2014, following the monetization of the note. In addition, $210 million will be used to repay an outstanding term loan in order to maintain MWV’s investment grade rating and $75 million will be retained by the new partnership to fund development activities.

MWV has retained full ownership of its oil and natural gas rights on approximately 191,000 acres of land in West Virginia that are located over the Marcellus Shale fairway. MWV no longer owns forestland assets in the United States and continues to own and manage approximately 135,000 acres of forestland in the state of Santa Catarina, Brazil.

About MWV
MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy, and infrastructure industries and maximizes the value of its development land holdings. MWV’s network of 125 facilities and 16,000 employees spans North America, South America, Europe and Asia. The company has been recognized for financial performance and environmental stewardship with a place on the Dow Jones Sustainability World Index every year since 2004. Learn more at www.mwv.com.

Forward-looking Statements
Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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